EXHIBIT 99.3

Royal Gold Announces Agreement to Acquire Gold and Silver Stream on
Barrick’s Interest in the Pueblo Viejo Mine

DENVER, COLORADO.  AUGUST 5, 2015:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX: RGL) (“RGI”) announces that its wholly owned subsidiary, RGLD Gold AG (“Royal Gold”), entered into a $610 million Precious Metals Purchase and Sale Agreement with a wholly owned subsidiary of Barrick Gold Corporation, BGC Holdings Ltd. (“Barrick”), to purchase a percentage of the gold and silver production attributable to Barrick’s 60% interest in the Pueblo Viejo mine located in the Dominican Republic (“Pueblo Viejo”).

Pueblo Viejo is an open-pit mining operation located 100 kilometers northwest of Santo Domingo. It is managed by a joint venture between two of the world’s largest gold producers, with Barrick owning 60% and responsible for operations and Goldcorp Inc. (“Goldcorp”) owning the remaining 40%. The mine began production in 2013, and is the only primary gold mine in the world with annual production of more than one million ounces of gold (100% basis), at all-in sustaining costs below $700 per ounce. On a 100% basis, 2014 gold production was approximately 1.11 million ounces, silver production was 3.85 million ounces, and all-in sustaining costs were $588 per ounce. Total mine proven and probable reservesi were 15.50 million ounces of gold and 97.20 million ounces of silver, while measured and indicated resourcesii were 10.50 million ounces of gold and 61.20 million ounces of silver as of December 31, 2014.

Tony Jensen, President and Chief Executive Officer of Royal Gold, Inc. commented, “This agreement adds revenue from yet another high quality, long lived asset to Royal Gold’s portfolio and, when coupled with three other transactions in recent months, significantly diversifies our revenue sources. It provides our shareholders with substantial resource conversion optionality and a favorable entry point in the commodity cycle. Opportunities of this caliber and magnitude are rare and we are pleased to partner with Barrick on this world-class operation.”

Precious Metals Stream

•	Royal Gold will make a single $610 million advance payment to Barrick at closing, subject to certain conditions precedent
•	Barrick will deliver gold and silver to Royal Gold in an amount equal to:
-	7.5% of Barrick’s interest in the gold produced at Pueblo Viejo until 990,000 ounces of gold have been delivered, and 3.75% thereafter
-	75% of Barrick’s interest in the silver produced at Pueblo Viejo (with silver deliveries based on a fixed 70% recovery rate) until 50.00 million ounces have been delivered, and 37.5% thereafter

•	Royal Gold will pay Barrick:
-	30% of the spot price per ounce of gold until 550,000 ounces of gold have been delivered, and 60% of the spot price per ounce thereafter
-	30% of the spot price per ounce of silver until 23.10 million ounces of silver have been delivered, and 60% of the spot price per ounce thereafter
•	Closing of the transaction and funding is expected within 90 days

Transaction Highlights for Royal Gold

•	Transaction effective July 1, 2015 for gold and January 1, 2016 for silver
•	By design, deliveries of gold and silver are accelerated in the early years of mine production:
-	Estimated gross annual gold deliveries of approximately 46,500 ounces during the first five full years of production, or annual average life of mine gold deliveries of nearly 34,000 ounces
-	Estimated gross annual silver deliveries of 1.9 million ounces of silver during the first five full years of production, or annual average life of mine silver deliveries of nearly 1.5 million ounces
•	18 years of mine life based on current reserves to 2032
•	Proven and probable gold reserves attributable to Barrick of 9.3 million contained ounces at 3.3 grams per tonne (“g/t”) as of December 31, 2014
•	Proven and probable silver reserves attributable to Barrick of 58.3 million contained ounces grading 20.7 g/t as of December 31, 2014
•	High quality resources (as of December 31, 2014):
-	6.3 million contained ounces of measured and indicated gold resources attributable to Barrick grading 2.6 g/t
-	36.7 million contained ounces of measured and indicated silver resources attributable to Barrick grading 15.2 g/t

Under the terms of the Purchase and Sale Agreement, Barrick will deliver gold and silver to Royal Gold on a quarterly basis. Royal Gold expects to sell the gold and silver shortly after receiving each delivery, and will recognize revenue from the sale of the delivered gold and silver after the sale has occurred.

CORPORATE PROFILE

Royal Gold, Inc. is a precious metals royalty and stream company engaged in the acquisition and management of precious metal royalties, streams, and similar production based interests.  RGI owns interests on 198 properties on six continents, including interests on 38 producing mines and 25 development stage projects.  Royal Gold, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  RGI’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about the stream and Royal Gold’s Precious Metals Purchase and Sale Agreement with Barrick, as well as its expectations concerning reserves, measured and indicated gold resources, production and mine life at the Pueblo Viejo mine. Factors that could cause actual results to differ materially from the projections include, among others, precious metals prices; actual tax rates; performance of and production at the Pueblo Viejo mine subject to our stream interests; decisions and activities of the operators of the mine; operators’ delays in securing or inability to secure necessary governmental permits; political and social risks inherent in investments in foreign jurisdictions; changes in operators’ project parameters and timelines as operations continue to be refined; economic and market conditions; unanticipated grade, geological, metallurgical, processing, regulatory and legal or other problems that the operators of the mine may encounter; and other subsequent events, as well as other factors described in RGI's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond RGI’s ability to predict or control. RGI disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

i Cautionary Note to U.S. Investors Concerning Estimates of Proven and Probable Mineral Reserves and Measured and Indicated Mineral Resources: The mineral reserve estimates reported by Barrick were prepared in accordance with Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves, as incorporated by reference in National Instrument 43-101. RGI has not reconciled the reserve estimates provided by Barrick with definitions of reserves used by the U.S. Securities and Exchange Commission.

ii While the terms “Mineral Resource,” “Measured Mineral Resource” and “Indicated Mineral Resource” are recognized and required by Canadian securities regulations, they are not defined terms under standards of the United States Securities and Exchange Commission. Under United States standards, mineralization may not be classified as a “Reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve estimation is made. The mineral resources reported herein are estimates previously disclosed by Barrick, without reference to the underlying data used to calculate the estimates. Accordingly, RGI is not able to reconcile the estimates prepared in reliance on Canadian National Instrument 43-101 with terms recognized by the United States Securities and Exchange Commission. Readers are cautioned not to assume that all or any part of the measured or indicated mineral resources will ever be converted into mineral reserves.